Registration No. 333- _________

                   SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC  20549
                        __________________________

                                FORM S-8

                         REGISTRATION STATEMENT
                                 UNDER
                        THE SECURITIES ACT OF 1933
                        __________________________

                    New England Business Service, Inc.
          (Exact name of registrant as specified in its charter)
      Delaware                                04-2942374
(State or other jurisdiction of            (I.R.S. Employer
incorporation or organization)             Identification No)
                              500 Main Street
                        Groton, Massachusetts  01471
                  (Address of principal executive offices)

  401(k) Plan for Employees of New England Business Service, Inc.
                      (Full Title of the Plan)

                           John F. Fairbanks
                   Vice President, Chief Financial Officer
                    New England Business Service, Inc.
                            500 Main Street
                      Groton, Massachusetts  01471
                  (Name and Address of Agent for Service)

                           (508) 448-6111
   (Telephone Number, Including Area Code, of Agent for Service)

                   Copies of all communications to:

                        Terrence W. Mahoney, Esq.
                 Hill & Barlow, a Professional Corporation
                         One International Place
                        Boston, Massachusetts 02110
                             (617) 428-3000

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                    CALCULATION OF REGISTRATION FEE
                    -------------------------------

   Title of        Amount to be     Proposed        Proposed        Amount of
Securities to be    Registered      Maximum         Maximum       Registration
  Registered                     Offering Price     Aggregate         Fee
                                   Per Share*     Offering Price*
----------------   ------------  --------------   --------------- ------------
Common Stock
 ($1.00 par
  value)             450,000         $29.625      $13,331,250.00   $4,039.77


*Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457 upon the basis of the average of the high and low prices of the registrant's Common Stock as reported in the consolidated reporting system of the New York Stock Exchange on July 28, 1997.

     If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this registration statement changes, the provisions of Rule 416 shall apply to this registration statement and this registration statement shall be deemed to cover the additional securities resulting from the split of, or the dividend on, the securities covered by this registration statement.

     In addition, pursuant to Rule 416(c), this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents by Reference.
              ---------------------------------------

     The following documents have been filed by the Company with the Commission (File No. 1-11427) and are incorporated herein by reference: (i) the Company's Annual Report on Form 10-K for the fiscal year ended June 29, 1996; (ii) the Annual Report on Form 11-K of the 401(k) Plan for Employees of New England Business Service, Inc. (the "Plan") for the fiscal year ended June 29, 1996, filed on June 12, 1997; (iii) the Company's Quarterly Reports on Form 10-Q for the quarters ended September 28, 1996, December 28, 1996 and March 29, 1997; (iv) the Company's Current Reports on Form 8-K, filed or amended on September 20, 1996, October 31, 1996, April 15, 1997 and June 13, 1997; and (v) the description of the Company's capital stock contained in the Company's Registration Statement under Section 12(b) of the Exchange Act on Form 8-A, filed on October 31, 1977, including any amendment or reports filed for the purpose of updating such description. All reports and other documents filed by the Company after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, before the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such report or document.

     Item 4.  Description of Securities.
              -------------------------

     Not applicable.

     Item 5.  Interests of Named Experts and Counsel.
              --------------------------------------

     Not applicable.

     Item 6.  Indemnification of Directors and Officers.
              -----------------------------------------

     Section 145 of the General Corporation Law of the State of Delaware provides for indemnification of officers and directors subject to certain limitations. The general effect of such law is to empower a corporation to indemnify any of its officers and directors against certain expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with certain actions, suits or proceedings (threatened, pending or completed) if the person to be indemnified acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceedings, if he had no reasonable cause to believe his conduct was unlawful. The Company's by-laws provide that it shall indemnify its officers and directors to the extent permitted by law.
     The Company maintains insurance under which the insurers will reimburse the Company for amounts which it has paid to its directors, officers and certain other employees by way of indemnification for claims against such persons in their official capacities. The insurance also covers such persons as to amounts paid by them as a result of claims against them in their official capacities which are not reimbursed by the Company. The insurance is subject to certain limitations and exclusions.
     Item 7.  Exemption from Registration Claimed.
              -----------------------------------

     Not applicable.

     Item 8.  Exhibits.
              --------

     See Exhibit Index.

     The registrant will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

     Item 9.  Undertakings.
              ------------

     A.  The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



      C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                              SIGNATURES
                              ----------

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that its meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Groton, Commonwealth of Massachusetts on July 28, 1997.

                                 NEW ENGLAND BUSINESS SERVICE, INC.


                                 By: /s/ John F. Fairbanks
                                     ---------------------------------
                                     John F. Fairbanks, Vice President,
                                     Chief Financial Officer

                          POWER OF ATTORNEY
                          -----------------

     Each person whose signature appears below constitutes and appoints Robert J. Murray, John F. Fairbanks and Terrence W. Mahoney, and each of them singly, as his lawful attorneys with full power to them and each of them singly to sign for him in his name in the capacity indicated below this registration statement on Form S-8 (and any and all amendments thereto), hereby ratifying and confirming his signature as it may be signed by his said attorneys to this registration statement (and any and all amendments hereto).

	Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed below by the following persons in the capacities and on the date indicated.

        Signature               Title                       Date
        ---------               -----                       ----

/s/ Robert J. Murray
---------------------  Chairman, President
Robert J. Murray        Chief Executive Officer
                        (principal executive officer),
                        Director                        July 28, 1997

/s/ John F. Fairbanks
---------------------   Vice President, Chief
John F. Fairbanks       Financial Officer (principal
                        accounting officer)             July 28, 1997

/s/ Peter A. Brooke
----------------------  Director                        July 28, 1997
Peter A. Brooke

/s/ Robert L. Gable
----------------------  Director                        July 28, 1997
Robert L. Gable

/s/ Benjamin H. Lacy
----------------------  Director                        July 28, 1997
Benjamin H. Lacy

/s/ Herbert W. Moller
----------------------  Director                        July 28, 1997
Herbert W. Moller

/s/ Jay R. Rhoads, Jr.
----------------------  Director                        July 28, 1997
Jay R. Rhoads, Jr.

/s/ Richard H. Rhoads
----------------------  Director                        July 28, 1997
Richard H. Rhoads

/s/ Brian E. Stern
----------------------  Director                        July 28, 1997
Brian E. Stern

     Pursuant to the requirements of the Securities Act of 1933, the 401(k) Plan for Employees of New England Business Service, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Groton, Commonwealth of Massachusetts on July 28, 1997.

     The 401(k) Plan for Employees of New England Business Service, Inc. and each person whose signature appears below constitutes and appoints Robert J. Murray, John F. Fairbanks and Terrence W. Mahoney, and each of them singly, as its or his lawful attorneys with full power to them and each of them singly to sign for it or him in its or his name in the capacity indicated below this registration statement on Form S-8 (and any and all amendments thereto), hereby ratifying and confirming its or his signature as it may be signed by its or his said attorneys to this registration statement (and any and all amendments hereto).

                              401(k) PLAN FOR EMPLOYEES OF
                              NEW ENGLAND BUSINESS SERVICE, INC.


                              By: /s/ Robert J. Murray
                                  ------------------------------------
                                  Robert J. Murray
                                  Member of the Committee administering
                                  the 401(k) Plan for Employees of
                                  New England Business Service, Inc.


                              By: /s/ Robert H. Glaudel
                                  ------------------------------------
                                  Robert H. Glaudel
                                  Member of the Committee administering
                                  the 401(k) Plan for Employees of
                                  New England Business Service, Inc.


                              By: /s/ John F. Fairbanks
                                  ------------------------------------
                                  John F. Fairbanks
                                  Member of the Committee administering
                                  the 401(k) Plan for Employees of
                                  New England Business Service, Inc.

                              EXHIBIT INDEX
                              -------------

     Certain of the following exhibits (those marked with an asterisk) are filed herewith. The remainder of the exhibits have heretofore been filed with the Commission and are incorporated herein by reference.  Inapplicable items have been omitted.
Exhibit                          Title
-------                          -----

  4.1 Certificate of Incorporation of the Company (incorporated by reference to the Company's Current Report on Form 8-K dated October 31, 1986).

  4.2 Certificate of Merger of New England Business Service, Inc. (a Massachusetts corporation) and the Company, dated
          October 24, 1986, amending the Certificate of Incorporation of the Company by adding Articles 14 and 15 thereto
          (incorporated by reference to the Company's Current Report on Form 8-K dated October 31, 1986).

  4.3     Certificate of Designations, Preferences and Rights of
          Series A Participating Preferred Stock of the Company, dated October 27, 1989 (incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended
          June 30, 1995, filed September 15, 1995).

  4.4 By-Laws of the Company, as amended (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1995, filed
          February 8, 1996).

  4.5 Specimen stock certificate for shares of Common Stock, par value $1.00 per share, of the Company (incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995, filed September 15,
          1995).

  4.6     Amended and Restated Rights Agreement, dated as of
          October 27, 1989 as amended as of October 20, 1994, between the Company and The First National Bank of Boston, National Association, as rights agent, including as Exhibit B the forms of Rights Certificate Election to Exercise (incorporated by reference to Exhibit 4 of the Company's Current Report on Form 8-K dated October 25, 1994).

  5.1*    Opinion of Hill & Barlow, a Professional Corporation.

  23.1*   Consent of Hill & Barlow, a Professional Corporation
          (included in Exhibit 5.1).

  23.2*   Consent of Deloitte & Touche LLP.

  24.1*   Power of Attorney (included above at page II-4).

  99.1* 401(k) Plan for Employees of New England Business Service, Inc., as amended by the board of directors on April 25, 1997.